Vista International Technologies, Inc. 10-Q
Exhibit 10.3

July 21, 2011

Ms. Michelle Rider, Esq.
Tarshis, Catania, Liberth, Mahon & Milligram
One Corwin Court
P.O. Box 1479
Newburgh, NY 12550

RE:	$375,000 Line of Credit (the “Line of Credit”) extended by Richard C. Strain (“Lender”) to Vista International Technologies, Inc. (the “Company”)

Dear Michelle:

On behalf of the Company we hereby request an advance of $50,000 (the “Advance”) under the Line of Credit, to be wired to the Company no later than July 21, 2011, pursuant to the wire instructions attached to this letter as Exhibit A.

We understand you are authorized by the Lender to make the funds for the Advance available to the Company. .

In accordance with the provisions of the Line of Credit, we hereby advise you that the proceeds of the Advance will be used to process the excess tire inventory currently stored at the tire processing facility owned by the Company and located at 1323 Fulghum Road, in Hutchins, Texas (the “Property”) and to fund working capital needs of the Company through the closing of the sale of the Property to Brown-Lewisville Railroad Family First Limited Partnership, a Texas limited partnership (“Brown”), currently scheduled to close on or before August 31, 2011 (the “Closing Date”).

We agree to repay the Advance on the Closing Date.

In addition,  as consideration  for the Lender making the Advance, the Company hereby agrees to repay to the Lender an additional $25,000 (the “Additional Repayment”) of the outstanding balance of the Letter of Credit on the earlier to occur of (a) the Closing Date, if, on the Closing Date, Brown does not require an escrow of  sale proceeds in order to continue processing the excess tire inventory currently stored at the Property or (b) if Brown does require an escrow of  sale proceeds  then such Additional Repayment shall be made to the Lender substantially concurrently with the release of the portion of the sale proceeds subject to such escrow. Exhibit B attached provides a detail of repayment to Mr. Strain under both alternatives.

By your execution of the counterpart of this Letter, you hereby agree, as authorized by the Lender, as follows:

To make the Advance as described above; and

To accept the repayment terms of the Advance and the Additional Repayment as described above.

Very truly yours,

/s/ Bradley A. Ripps
Bradley A. Ripps Chief Executive Officer Vista International Technologies, Inc.

Ms. Michelle Rider, Esq.
July 21, 2011

Accepted and agreed this __ day of July, 2011

/s/ Michelle Rider
Michelle Rider, Esq.

Ms. Michelle Rider, Esq.
July 21, 2011

EXHIBIT A

WIRE INSTRUCTIONS

f/b/o  Vista International Technologies, Inc.

Routing number: 102001017

Account number: 637643451

Ms. Michelle Rider, Esq.
July 21, 2011

EXHIBIT B

SEE ATTACHED